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                                                              EXHIBIT 10.27.1

                               FIFTH AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT


         This Fifth Amendment to Amended and Restated Loan Agreement ("Fifth Amendment") is made and entered into as of this 1st day of March, 1997, by and between TRANSCRYPT INTERNATIONAL, INC., a Delaware Corporation, formerly known as Transcrypt International, Ltd., a Nebraska Limited Partnership, which has its principal place of business in Lincoln, Nebraska ("Borrower") and NORWEST BANK NEBRASKA, NATIONAL ASSOCIATION, a national banking association, organized and existing under the laws of the United States of America, and which has its principal place of business in Omaha, Nebraska ("Bank").

                                    RECITALS:

A. Borrower and Bank previously entered into an Amended and Restated Loan Agreement dated May 18, 1994 (the "Restated Loan Agreement"), a First Amendment to Amended and Restated Loan Agreement dated June 1, 1995 (the "First Amendment"), a Second Amendment to Amended and Restated Loan Agreement dated April 10, 1996 (the "Second Amendment"), a Third Amendment to Amended and Restated Loan Agreement dated October 22, 1996 (the "Third Amendment"), and a Fourth Amendment to Amended and Restated Loan Agreement dated November 19, 1996, which mutually describe the terms and conditions of certain loans made by Bank to Borrower and hereafter are referred to collectively as the "Loan Agreement".

B. At the request of Borrower, the Nebraska Investment Finance Authority ("Issuer") is issuing its Variable Rate Demand Industrial Development Revenue Bonds Series 1997 (Transcrypt International, Inc. Project) (the "Bonds") in the principal amount of $2,850,000.00 pursuant to an Indenture of Trust dated as of March 1, 1997 (the "Indenture"), between the Issuer and Norwest Bank Nebraska, National Association, Omaha, as trustee (the "Trustee").

C. Borrower and the Issuer have executed a Loan Agreement dated as of March 1, 1997 (the "Bond Loan Agreement"), under which Borrower has agreed to use proceeds of the Bonds to acquire certain real estate and construct certain facilities and to refund prior bonds, as more particularly described in the Bond Loan Agreement (the "Project").

D. In order to induce purchase of the Bonds, Borrower has requested that the Bank obtain the issuance by Norwest Bank Minnesota, National Association (the "Minnesota Bank") of an irrevocable letter of credit (the "Letter of Credit") for the benefit of the Trustee to provide for payment of principal and interest (up to a

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         maximum of fifty (50) days interest at a maximum interest rate of ten percent (10%) per annum on the Bonds, plus an amount not exceeding $85,500.00 with respect to the payment of a premium not to exceed three percent (3%) of the principal amount of the Bonds, with the requested amount of the Letter of Credit on the date of issuance being $2,974,542.00.

E. The Bank is willing to obtain issuance of the Letter of Credit upon the terms and subject to the conditions set forth in the Reimbursement Agreement between Borrower and the Bank dated as of March 1, 1997 (the "Reimbursement Agreement").

F. The issuance of the Bonds pursuant to the Indenture and the execution of the documents related to same violate or may violate one or more provisions of the Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank agree as follows:

         1. Bank hereby consents to the issuance of the Bonds pursuant to the Indenture and the execution of Bond Loan Agreement, the Reimbursement Agreement, and all other documents and transactions relating to same.

         2. Any breach of or default under the terms of the Reimbursement Agreement or the Bond Loan Agreement shall constitute an Event of Default under the Loan Agreement.

         3. All other terms and conditions set forth in the Loan Agreement shall remain in full force and effect, except as modified or supplemented by this Fifth Amendment.


         Dated the day and year first above written.


TRANSCRYPT INTERNATIONAL, INC.               NORWEST BANK NEBRASKA,
                                             NATIONAL ASSOCIATION


By: _________________________________        By: ___________________________
Its: ________________________________        Its:___________________________


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